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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                       March 3,1998 (January 23, 1998)
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                      ADVANCED GAMING TECHNOLOGY, INC.

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             (Exact Name of Registrant as Specified in Charter)

                2482-650 West Georgia Street, P.O. Box 11610
                 Vancouver, British Columbia, Canada V6B 4N9

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                  (Address of Principal Executive Offices)


             Wyoming                  000-21991           98-0152226

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   (State of Other Jurisdiction      (Commission        (IRS Employer
        of Incorporation)            File Number)       Identification
                                                             No.)

             Registrant's telephone number, including area code:
                               (604) 689-8841

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        (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events

         Effective February 26, 1998, the Company entered into a Financing, Royalty and Licensing Agreement with Bingo Technologies Corporation ("BTC"), dated as of February 9, 1998, pursuant to which the Company appointed BTC the exclusive licensee and agent for the Company in the production, marketing and distribution of the Company's MAXPlus and TurboMax fixed base interactive electronic bingo system units in the United States for a five-year initial period, for an initial loan of $400,000 as of December 10, 1997 and subsequent loans of $500,000 as of January 2, 1998 and $200,000 as of February 3, 1998, a monthly royalty of 15% of gross revenues received by BTC for distribution, marketing and sales of the Company's products in the United States (to be applied to the initial loan amount) and a minimum guaranteed annual royalty fee for 1998 of $350,000 (with minimum annual fees for subsequent years to be determined). In addition to the royalty, BTC agreed to pay the Company $1,500,000. The Company will receive a 25% distributor commission on any order it generates for BTC, which will assume operating function of the 20,000 square foot warehouse and distribution center in Denver, Colorado.

         The agreement specifically excludes the Company's hand-held electronic bingo unit and territories of the world outside the United States.

         As a result of the agreement with BTC, the Company will obtain needed working capital, will reduce overhead substantially and will be in a position to concentrate on the development of its technology and other products and product development.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibit

         (c) The following exhibit is filed as part of this current report:

         Exhibit 10.1. Financing, Royalty and Licensing
                        Agreement between the Company and Bingo
                        Technologies Corporation dated as of
                        February 9, 1998 and effective as of
                        February 26, 1998

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         Information concerning recent sales by the registrant of equity securities that were not registered under the Securities Act of 1933 in reliance upon Regulation S under


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that Act is set forth below. No underwriters were involved in the transactions, except a finder's fee of 12% was paid to Select Capital Advisors, Inc. in connection with the sale of certain convertible debentures. The registrant did not publicly offer any securities.

         (a) As of January 23, 1998, 110,000 shares were issued to Crystal Securities, Inc. in partial payment of a commission.

         (b) As of February 4, 1998, 1,302,083 shares were issued to FT Trading Company upon partial conversion of $50,000 of a $275,000 convertible debenture.

         (c) As of February 13, 1998, 1,500,000 shares were issued to Vince Aballini upon conversion of $150,000 promissory note.

         (d) As of February 13, 1998, 1,550,000 shares were issued to Bruno Benedet upon conversion of a $105,000 promissory note and $50,000 of an $150,000 promissory note.

         (e) As of February 18, 1998, 150,000 shares were issued to Terry Sklavenitis upon exercise of a stock option.

         (f) As of February 24, 1998, 608,000 additional shares were issued to Brent Wipp and 912,000 additional shares were issued to World Technical Supply, Inc. for their providing necessary financing in a timely manner, for converting their promissory notes at the request of the Company, for introducing other investors to the Company and for late payment of a loan.

         (g) As of February 27, 1998, 250,000 shares were issued to each of Knowles B. Cornwell and Kenneth R. Griffith as partial consideration for the modification of a memorandum of understanding from an exclusive to a non-exclusive distribution arrangement, as it relates to MAXPlus/TurboMax units of Max Bingo Systems.

         (h) As of February 27, 1998, 307,620 shares were issued to Bruno Benedet upon conversion of a $25,000 promissory note and $5,762 accrued interest.


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         (i) As of February 27, 1998, 307,620 shares were issued to Vince
Aballini upon conversion of a $25,000 promissory note and $5,762 accrued interest.

         (j) As of February 27, 1998, 736,323 were issued to Stephen Dadson for legal consulting services.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ADVANCED GAMING TECHNOLOGY, INC.

                               By:  /s/Firoz Lakhani

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Dated: March 3,1998                 Firoz Lakhani
                                    President

DC1DOCS1.68171.01


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